Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48611, 333-68407, 333-95033, 333-102327, 333-124764, 333-130304, and 333-136464) of Nu Skin Enterprises, Inc. of our report dated February 27, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in the Nu Skin Enterprise, Inc. Annual Report on Form 10-K for the year ended December 31, 2008. ..

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Salt Lake City, UT
February 27, 2009